UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     The disclosure under Item 5.02 below is responsive to this Item 1.01 and is incorporated into this Item 1.01 by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 2, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Copano Energy, L.L.C. (“Copano”) completed its annual process of considering and making awards under Copano’s Long-Term Incentive Plan (“LTIP”), including awards to named executive officers of Copano. The Committee approved two new forms of award agreements to be used in connection with 2008 annual awards, which for officers consist of phantom units and performance based phantom units.
     In addition, the Committee approved long-term retention grants of phantom units under the LTIP to officers of Copano and its subsidiaries, including named executive officers, and the related form of award agreement. Long-term retention grants will be effective July 1, 2008.
     Annual Awards
     Annual awards of phantom units vest in five equal annual installments commencing May 15, 2009, or earlier in the event of death or disability of the grantee or a change in control of Copano. Performance based phantom units vest in three equal installments on each May 15 following the grant date, provided a performance goal for the applicable vesting period is met. The number of performance based phantom units to vest is dependent on the level of achievement of the performance goal, which is a specified percentage of total return to holders of Copano’s common units, calculated as provided in the award agreement. One-half of eligible units will vest if a threshold level of performance is met, and additional eligible units will vest proportionately upon attainment of levels between the threshold level and the target level, at which all eligible units vest. Eligible units that do not vest will be forfeited. In the event of death or disability of the grantee or a change in control of Copano, the performance-based phantom unit award will vest in full at the target level.
     The performance based phantom unit award also includes an opportunity at the end of the three-year period to earn bonus units totaling up to 50% of the total performance based phantom unit award, provided that the performance goal, which is based on total return to Copano unitholders for the three-year period, is met.
     Long-Term Retention Awards
     Long-term retention awards of phantom units cliff vest on the August 1 following expiration of a specified retention period. Retention periods are determined on an individual basis and range from four to six years. Long-term retention awards provide for full vesting in the event of a change in control of Copano, pro-rata vesting in the event of a grantee’s death, disability or termination other than for cause, and forfeiture in the event of a grantee’s voluntary termination or termination for cause.
     The phantom unit and performance based phantom unit awards approved by the Committee all include tandem distribution equivalent rights, which are subject to the same vesting and forfeiture terms as the underlying awards. The distribution equivalent rights accrue without interest over the applicable vesting period and become payable in a lump sum upon vesting.
     Annual awards and long-term retention awards approved June 2, 2008 included the following grants to named executive officers:

				Long-Term Retention Awards
		Annual LTIP Awards		(to be Granted July 1, 2008)
		Phantom Units	Performance Units	Phantom Units	Vesting Date

R. Bruce Northcutt	President and Chief Operating Officer	3,570	4,130	50,000	8/1/2014
John A. Raber	Executive Vice President; President and Chief Operating Officer, Rocky Mountains	3,450	3,990	32,000	8/1/2012
Matthew J. Assiff	Senior Vice President and Chief Financial Officer	2,390	2,760	35,000	8/1/2013
Sharon J. Robinson	President, ScissorTail Energy, LLC	2,100	2,430	33,000	8/1/2013
     The foregoing description of the new forms of LTIP awards is qualified in its entirety by reference to the forms of award agreements, which are filed with this report as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
10.1	Form of Phantom Unit Award Agreement

10.2	Form of Performance Based Phantom Unit Award Agreement

10.3	Form of Long-Term Retention Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: June 6, 2008	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
10.1	Form of Phantom Unit Award Agreement

10.2	Form of Performance Based Phantom Unit Award Agreement

10.3	Form of Long-Term Retention Award Agreement